UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Approval of BENDEKA™

On December 8, 2015, Eagle Pharmaceuticals, Inc., or the Company, along with Teva Pharmaceutical Industries Ltd., or Teva, announced that the U.S. Food and Drug Administration, or FDA, has approved BENDEKA™, (bendamustine hydrochloride) injection, a liquid, low-volume (50 mL) and short-time 10-minute infusion formulation of bendamustine.

Milestone Achievement

On December 8, 2015, the Company announced that it has achieved the milestone which entitles the Company to receive a $15 million payment from Teva resulting from the FDA approval of BENDEKA™, and that the Company will receive a 20% royalty on net sales of BENDEKA™.

A copy of the press releases regarding the approval of BENDEKA™ and the milestone achievement are furnished as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information furnished pursuant to Item 7.01 of this current report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission. The furnishing of the information in this current report is not intended to, and does not, constitute a determination or admission by the Company that the information in this current report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of the Company and Teva dated December 8, 2015
99.2	Press release of the Company dated December 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.
Dated: December 8, 2015
	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company and Teva dated December 8, 2015
99.2	Press release of the Company dated December 8, 2015